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                                                                   EXHIBIT 10.36

                                 PROMISSORY NOTE

                                                                January 29, 2003

         FOR VALUE RECEIVED, HANDSPRING, INC., a Delaware corporation ("Maker"), promises to pay to the order of HANDSPRING FACILITY COMPANY, LLC, a Delaware limited liability company ("Payee"), or "Holder" as defined below, the principal amounts, as and when due, with Default Interest, and other fees, charges and costs as described below.

         1. Settlement Funding Note. This Promissory Note ("Note") is the "Settlement Funding Note" described in Section 1(b) of that Property Purchase and Lease Modification Agreement entered into as of the date first above written by M-F Downtown Sunnyvale, LLC, a Delaware limited liability company (herein referred to as "M-F Downtown"), Maker, and Payee.

         2. Adequate and Sufficient Capital. This Note is made to and for the benefit of Payee to assure that Payee shall have sufficient capital, including readily available funds, to pay as and when due:

                  (a) The principal of and interest on that certain promissory note (the "Five Year Note") from Payee, as maker, to M-F Downtown, as payee, of even date herewith in the principal sum of Three Million Dollars ($3,000,000);

                  (b) The principal of and default interest on that certain promissory note (the "One Year Note") from Payee, as maker, to M-F Downtown, as payee, of even date herewith in the principal sum of One Million Dollars ($1,000,000);

                  (c) Monthly Base Rent, as that term is defined in that certain Amended and Restated Lease Agreement (Building 3) of even date herewith between Payee, as tenant, and M-F Downtown, as landlord (the "Building 3 Lease Amendment") in the amount of $19,333 per month, together with any interest and late charges thereon (as applicable), or
         (ii) if the obligation of Payee to pay Monthly Base Rent is converted, pursuant to the provisions of Paragraph 45(c) of the Building 3 Lease Amendment, into an obligation to make payments pursuant to a promissory note (the "Lease Termination Note"), then the principal of and interest on such promissory note, provided, however, that Maker shall not be liable for obligations under this Section 2(c) first arising or accruing after a Reinstatement as to the entire Premises (as the terms Reinstatement and Premises are defined in the Building 3 Lease Amendment, hereinafter "Reinstatement" and "Premises", respectively) but will remain liable with respect to accrued, unpaid Monthly Base Rent, as to which Maker's obligations shall not terminate until such Monthly Base Rent has been paid in full;

                  (d) All sums payable by Maker pursuant to the Building 3 Lease Amendment including, without limitation, Monthly Modified Rent, Real Estate Taxes, Expenses, Additional Rent and any Reinstatement Payment (as all of such terms are defined in the Building 3 Lease Amendment), provided, however, that that Maker's obligations

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         pursuant to this Section 2(d) shall commence only upon a Reinstatement as to all or a portion of the Premises; and

                  (e) All sums payable by Maker pursuant to the Building 3 Lease Amendment to the extent arising out of any Occupancy (as defined in the Paragraph 2(c) of the Building 3 Lease Amendment) by Maker or Payee prior to a Reinstatement as to the entire Premises;

All amounts due as set forth in subsections (a) through (e), inclusive, of this
Section 2 are hereinafter, collectively, referred to as the "Supported Obligations." The Supported Obligations are the only reasonably foreseeable payment obligations of Payee during the "Term" of this Note (as described in Section 6). For purposes of this Note, the term Supported Obligations shall not include any Enforcement Costs or any default interest or any fees, charges or costs, if any, which may arise under any of the Indebtedness Documents (as defined below). The Five Year Note, the One Year Note and the Building 3 Lease each are sometimes referred to herein as an "Indebtedness Document" and collectively as the "Indebtedness Documents".

         3. Reduction of Guaranty. The Supported Obligations are guarantied by Maker pursuant to the terms of that certain Guaranty of even date herewith (the "Guaranty"). To the extent that Maker makes any payments to Payee pursuant to this Note which are received by M-F Downtown, such payments shall reduce the obligations of Maker pursuant to the Guaranty on a dollar-for-dollar basis; provided, however, that if any such payment, or any part thereof, must be restored or returned by M-F Downtown or M-F Downtown's secured lender, Bank of America, N.A., to Maker or Payee, the estates of either, or to any party claiming through or on account of Maker or Payee or administering the assets or obligations of either including without limitation any trustee, assignee for the benefit of creditors, creditor or creditor representative, pursuant to applicable law, whether as a "voidable preference", "fraudulent conveyance", or otherwise the obligations of Maker pursuant to the Guaranty shall be reinstated on a dollar-for-dollar basis with respect to the amount so restored or returned and shall be deemed reduced only by the amount paid by Maker and not so restored or returned.

         4. Payments Due on Demand. All payments of amounts called for by the Holder of this Note shall be immediately due upon demand and shall be made in immediately available funds to the order of Holder in the manner designated in writing from time to time by Holder.

         5.       Demand Procedure; Holder.

                  (a) The Holder of this Note shall be Payee; provided, however, that if and so long as a security interest has been created and continues in this Note, then the secured party with respect thereto or the successor of either such party (collectively, the "Secured Party"), shall be the Holder. It is understood that as of the date first above written, Payee shall have created, and Maker shall have consented to the creation of a first-priority perfected security interest in this Note to and for the benefit of M-F Downtown.

                  (b) Holder may make demand on Maker for payment at any time and from time to time of any Supported Obligation or any amount otherwise due from Maker hereunder.

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                  (c)       A demand to Maker shall be effective only if
         rendered or given in writing, sent by certified mail, return receipt requested, reputable overnight carrier, delivered personally, or transmitted by facsimile with a hard copy sent within one business day thereafter by any of the foregoing means (provided that the facsimile copy will determined the date on which such notice is "received") addressed to Maker, 189 Bernardo Avenue, Mountain View, CA 94043-5203,
         Attention: David Pine, Facsimile: (650) 230-5477. Such notice shall be deemed to have been rendered or given on the date the return receipt indicates delivery of or refusal of delivery if sent by certified mail, the day upon which recipient accepts and signs for delivery from a reputable overnight carrier, or on the date a reputable overnight carrier indicates refusal of delivery, or upon the date personal delivery is made, or upon the date on which the notifying party receives electronic confirmation of facsimile delivery.

         6. Term. The obligation of Maker to make payments under this Note shall continue until the later of (a) the date Holder gives notice to Maker that all obligations of Payee to M-F Downtown as described in Section 2 above are satisfied in full, and (b) the date Maker has paid in full to Holder any outstanding demand for payment, with any Default Interest and other fees, costs or charges due hereunder.

        7. Default. A default ("Default") shall occur hereunder, without the need for further notice, in the event Maker fails, for three (3) business days, to pay in full any demand for payment by Holder pursuant to this Note. Upon the occurrence of a Default, the amount owed pursuant to such demand, and pursuant to any subsequent demand which is not paid by Maker when due during the pendency of such Default, shall accrue interest ("Default Interest") at the rate of ten percentage points (10%) per annum, or a lower rate only as and to the extent required by any applicable law limiting the rate or amount of interest that may be charged upon such obligation. Default Interest shall compound annually until the amount of such default, with Default Interest and any other fees, costs or charges due hereunder, is paid in full.

        8. Attorneys' Fees and Costs. If this Note is referred to legal counsel by Holder for the protection or enforcement of any right hereunder, to defend the enforceability hereof, to collect payment upon Default, to file, prosecute and/or defend any claim based here upon, including without limitation a claim arising under the Bankruptcy Code, then Holder shall be entitled to payment of reasonable attorney's fees and costs by Maker. Such fees and costs include those which may be incurred in settlement discussions or negotiations, litigation before any court or tribunal, mediation, arbitration or any other form of alternative dispute resolution, and throughout and at every stage of a bankruptcy case or cases under any chapter of Title 11, U.S.Code, commenced by, against or on behalf of Maker or any other person claiming any right to, defense against or interest in this Note adverse or potentially adverse to Holder. Without limiting the generality of the foregoing, Holder shall be entitled to payment by Maker of Holder's attorney's fees and costs incurred in the case of bankruptcy for monitoring the case, appearing at any hearing as an interested party, for appearing on any matter involving a claim on this Note, for appearing in any avoidance action involving this Note, and for considering, negotiating, supporting or opposing any disclosure statement or plan of reorganization proposed in such case.

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        9.        Certain Waivers; General Matters.

                  (a) Presentment, demand, protest, notices of protest and dishonor of this Promissory Note and all notices of every kind except for the demand referred to above, are hereby waived. This Promissory Note and all provisions hereof shall be binding upon Maker and all persons claiming under or through Maker, and shall inure to the benefit of Payee, together with its successors and assigns, including each owner and holder from time to time of this Note.

                  (b) Maker waives each and every of the rights and defenses set forth in Sections 3, 4, 5, 6 and 10 of the Guaranty as fully and completely as if set forth at length herein, all references in such sections of the Guaranty to "Guarantor", "HFC" and "M-F Downtown" and/or "Bank of America" being deemed, for the purposes of this Section, to be references to Maker, Payee and Holder, respectively.

         10. Execution as Recourse Party. This Promissory Note has been executed and delivered by Maker in the State of California and is to be governed by and construed in accordance with the laws of the State of California. In any action brought under or arising out of this Promissory Note, Maker hereby consents to the jurisdiction and venue of any court of competent jurisdiction within the State of California. The obligations evidenced by this Note are general, unsecured recourse obligations of Maker negotiated on arm's length terms, and shall have priority over any obligation of Maker to any insider or controlling party of Maker.

         WHEREFORE, agreeing to pay the obligations as aforesaid, and consenting to the creation of a security interest herein as described above, being duly authorized to make such act, Maker does hereby execute and deliver this Note as follows:

                                                     HANDSPRING, INC.,
                                                     a Delaware corporation

                                                     By: /s/ Donna Dubinsky
                                                         _____________________
                                                             Donna Dubinsky
                                                         _____________________
                                                             Its CEO
                                                             _________________

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